Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references to: (a) “New GCT” refers to Concord III and its consolidated subsidiaries after giving effect to the Business Combination, (b) “Legacy GCT” refers to GCT Semiconductor, Inc., a Delaware corporation, prior to the Closing and (c) “Concord III” refers to Concord Acquisition Corp III prior to the Closing. Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K (“Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2024 and, if not defined in the Form 8-K, capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the proxy statement/prospectus filed by Concord III with the SEC on February 14, 2024, prior to the consummation of the business combination (the “Proxy Statement”).

New GCT is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Concord III and GCT, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”).

The unaudited pro forma condensed combined balance sheet combines the historical unaudited condensed consolidated balance sheet of GCT with the historical unaudited condensed consolidated balance sheet of Concord III, in each case as of December 31, 2023, on a pro forma basis, as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on December 31, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the historical unaudited condensed consolidated statement of operations of GCT and the historical unaudited condensed statement of operations of Concord III, in each case for the year ended December 31, 2023, giving effect to the Transactions as if the Business Combination and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what New GCT’s condensed financial position or results of operations would have been had the Business Combination been consummated on or prior to December 31, 2023, nor are they necessarily indicative of future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of New GCT.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

•	Audited financial statements of Concord III for the year ended December 31, 2023, included in Form 10-K filed with the Securities and Exchange Commission on March 8, 2024;

•	Audited historical consolidated financial statements of GCT for the year ended December 31, 2023 and the respective notes, included as Exhibit 99.2 to this Current Report of Form 8-K; and

•	Other information related to Concord III and GCT included in the Proxy Statement and incorporated by reference, including but not limited to the description of certain terms in the sections titled “Proposal No. 1 — The Business Combination Proposal,” “The Business Combination Agreement”).

The unaudited pro forma condensed combined financial information should also be read together with “GCT Management’s Discussion and Analysis of Financial Condition And Results Of Operations” included in this Current Report on Form 8-K.

Description of the Business Combination

Pursuant to the Business Combination Agreement, Merger Sub merged with and into GCT, with GCT surviving the Business Combination. GCT became a wholly-owned subsidiary of Concord III, and Concord III will immediately be renamed as “GCT Semiconductor Holding, Inc.” The aggregate transaction consideration paid to the GCT equity holders at the Closing pursuant to the Business Combination Agreement was based on an estimated Company Value of approximately $311.7 million. The Company Value was computed as $350.0 million plus the Company Closing Cash and Company Aggregate In-the-Money Warrant Exercise Price less the Company Closing Indebtedness.

Upon the consummation of the Business Combination, each share of GCT capital stock was converted into the shares of New GCT Common Stock. Each share of GCT capital stock initially received a deemed value of $10.00 per share after giving effect to a Per Share Exchange Ratio of 0.1868, based on the terms of the Business Combination Agreement and the fully-diluted capitalization of GCT as of the Closing Date. The Business Combination occurred based on the following transactions as contemplated by the Business Combination Agreement:

•	The Merger Sub, the wholly owned subsidiary of Concord III, merged with and into GCT, with GCT as the surviving company.

•	The shares of GCT Common Stock issued and outstanding prior to the Closing, shares issuable upon conversion of GCT convertible promissory notes, outstanding stock options, and certain warrants were automatically exchanged for the right to receive the aggregate transaction consideration using the Per Share Exchange Ratio, adjusted for the exercise price, if applicable.

•	The outstanding CVT Financing and PIPE Financing convertible promissory notes were converted into shares of New GCT Common Stock based on the applicable conversion prices, except for $5.0 million that remained outstanding after the Business Combination.

The number of outstanding shares of Concord III was not adjusted, but the investors elected to redeem 3,766,839 of Concord III common stock for $40.8 million. Following the Business Combination and related transactions, the shares to be issued are comprised of the following:

•	30,499,322 shares of New GCT Common Stock issued to the GCT investors, including the outstanding shares of GCT common stock and conversion of outstanding GCT convertible promissory notes, in each case calculated using the Per Share Exchange Ratio (“Former GCT Investors Shares”). The Former GCT Investor Shares exclude the following instruments assumed by New GCT under the Business Combination Agreement and exercisable for New GCT Common Stock subsequent to the Business Combination: (1) 2,386,608 stock options of New GCT, (2) 1,718,191 warrants of New GCT, and (3) 392,135 restricted stock units (“RSU”) of New GCT;

•	4,529,967 shares of New GCT Common Stock issued to the investors upon conversion of the PIPE Financing at a conversion price of $6.67 per share (“PIPE Investors Shares”);

•	3,433,892 shares of New GCT Common Stock issued to the Sponsor Parties pursuant to the applicable arrangements (“Sponsor Shares”);

•	2,004,535 shares of New GCT Common Stock issued to the investors upon conversion of the CVT Financing at a conversion price of $6.67 per share (“CVT Investors Shares”);

•	1,781,626 shares of New GCT Common Stock issued pursuant to the Non-Redemption Agreements (“NRA”) with the holders of Concord III Class A Common Stock that previously agreed not to redeem their shares prior to the Business Combination closing (“NRA Shares”);

•	1,399,107 shares of New GCT Common Stock issued to the Company Insider Recipients (“Company Insider Incentive Shares”);

•	174,522 shares of New GCT Common Stock issued to the holders of Concord III Class A Common Stock that did not redeem their shares in connection with the Business Combination closing (“Concord III Common Stock Shares”); and

•	90,000 shares of New GCT Common Stock issued to the Concord III Board of Directors based and represented the outstanding Class A common stock of Concord III immediately prior to the Business Combination (“BOD Shares”).

Other related events that are contemplated to take place in connection with the Business Combination are summarized below:

•	Earnout Shares: Former GCT investors have the right to potentially receive up to 20,000,000 shares of New GCT Common Stock (“Earnout Shares”). The Earnout Shares will be issued following the Closing, if, at any time during the period starting sixty (60) Trading Days following the Closing and expiring on the fifth (5th) anniversary of the Closing Date:

•	The VWAP of the shares of GCT Common Stock equals or exceeds $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “First Level GCT Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the First Level GCT Earnout Target, 6,666,667 Earnout Shares will be issued to the stockholders of GCT as of immediately prior to the Closing (including any GCT stockholders who received Note Conversion Stock upon conversion of any GCT Convertible Notes) and the Financing Investors (collectively, the “GCT Earnout Recipients”).

•	The VWAP of the shares of New GCT Common Stock equals or exceeds $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Second Level GCT Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Second Level GCT Earnout Target, 6,666,666 Earnout Shares will be issued to the GCT Earnout Recipients.

•	The VWAP of the shares of New GCT Common Stock equals or exceeds $17.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Third Level GCT Earnout Target” and together with the First Level GCT Earnout Target and the Second Level GCT Earnout Target, the “GCT Earnout Targets”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Third Level GCT Earnout Target, 6,666,667 Earnout Shares will be issued to the GCT Earnout Recipients.

In the event of a future transaction that results in a Change in Control in which shares of New GCT Common Stock are converted into the right to receive cash or other consideration having a value equal to or in excess of a GCT Earnout Target, then the Earnout Shares subject to the applicable GCT Earnout Target that have not been previously issued will be issued to the GCT Earnout Recipients effective as of immediately prior to the consummation of such transaction. The determination as to the conversion of Company Earnout Shares for the consideration payable with respect to a Change in Control transaction will take into consideration the dilutive effect of any potentially dilutive securities (including the Earnout Shares) to the holders of New GCT Common Stock. In the event of a transaction that results in a Change in Control in which shares of New GCT Common Stock are converted into the right to receive cash or other consideration having a value less than GCT Earnout Target, then the Earnout Shares subject to the applicable GCT Earnout Target that have not been previously issued will be forfeited.

•	Sponsor Shares: In connection with the Business Combination Agreement, the Sponsor Parties (a) voted all of its shares of Concord III Common Stock in favor of the Business Combination and related transactions, (b) did not redeem its shares of Concord III Common Stock, (c) waived their anti-dilution protections with respect to its shares of Concord III Class B Common Stock and (d) forfeited certain earnout shares of Concord III Class B Common Stock and certain Private Warrants.

As previously disclosed, the Sponsor Parties initially held 8,535,000 shares of Concord III Common Stock. On or before the Business Combination closing, consistent with the SPAC Funding ratio and the NRAs, these shares were reallocated to different parties and became outstanding shares of New GCT common stock as follows:

o	1,399,107 shares became the Company Insider Incentive Shares;

o	1,781,626 shares became the NRA Investor Shares; and

o	3,433,892 shares became the Sponsor Shares.

As further discussed below, the remaining 1,920,375 shares of New GCT Common Stock are not outstanding immediately after the Business Combination and are subject to subsequent earnout by the Sponsor Parties (“Sponsor Earnout Shares”).

•	Sponsor Earnout Shares: The Sponsor Parties have the right to earn to potentially receive the Sponsor Earnout Shares, if, at any time during the period starting six (6) months following the Closing and expiring on the fifth (5th) anniversary of the Closing Date (such period, the “Sponsor Earnout Period”):

o	The VWAP of the shares of New GCT Common Stock equals or exceeds $12.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “First Level Sponsor Earnout Target”), then as soon as commercially practicable, and in any event within ten (10) Business Days following the achievement of the First Level Sponsor Earnout Target, one-third (1/3) of the Sponsor Earnout Shares will no longer be subject to forfeiture.

o	The VWAP of the shares of New GCT Common Stock equals or exceeds $15.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Second Level Sponsor Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Second Level Sponsor Earnout Target, one-third (1/3) of the Sponsor Earnout Shares will no longer be subject to forfeiture.

o	The VWAP of the shares of New GCT Common Stock equals or exceeds $17.50 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Third Level Sponsor Earnout Target”), then as soon as commercially practicable and in any event within ten (10) Business Days following the achievement of the Third Level Sponsor Earnout Target, one-third (1/3) of the Sponsor Earnout Shares will no longer be subject to forfeiture.

•	Sponsor Private Warrants: Sponsor Private Warrants are defined as the warrants to purchase shares of Concord III Common Stock purchased in a private placement in connection with the IPO. As previously disclosed, the Sponsor Parties initially held 9,400,000 Private Warrants. The Private Warrants were reallocated at the Closing as follows:

o	4,492,650 Private Warrants vested and were retained by the Sponsor Parties;

o	2,087,350 Private Warrants were reallocated from the Sponsor Parties to the Company Insider Recipients (“Company Insider Incentive Warrants”);

o	2,820,000 Private Warrants were forfeited, and

o	No Public Stockholder Incentive Warrants were issued.

•	Company Insider Incentive Shares: The 1,399,107 shares of New GCT Common Stock defined as the Company Insider Incentive Shares were allocated by GCT to the Company Insider Recipients, with the allocation among the Company Insider Recipients determined at GCT’s discretion to incentivize investment.

•	Company Insider Incentive Warrants: The 2,087,350 Private Warrants defined as the Company Insider Incentive Warrants were allocated at GCT’s discretion to incentivize investment to the Company Insider Recipients.

•	NRA Shares: As previously disclosed, the Sponsor entered into the NRAs with certain holders of Concord III Class A Common Stock. The 1,781,626 shares of New GCT Common Stock defined as the NRA Shares were issued to these investors in exchange for their commitment not to redeem their shares of Concord III Class A Common Stock sold in the IPO prior to the Business Combination.

•	Restricted Stock Units: In December 2023, the Board of Directors granted various employees and directors of GCT certain RSU awards, under which the holders had the right to receive an aggregate of 2,099,970 shares of the GCT common stock. Upon closing of the Business Combination, these awards were exchanged for 392,135 RSUs of New GCT. As the liquidity event condition was met, the RSUs of New GCT will vest in four equal annual installments from their grant date and require satisfaction of the service condition for any shares to vest. Any unvested RSUs are forfeited upon separation from New GCT.

•	Sponsor Loan Forgiveness: As previously disclosed, in November 2023, the Sponsor Parties agreed to forgive the Sponsor Loans, which was treated by Concord III as a loan extinguishment resulting in a deemed equity contribution of $3.3 million. The remaining Sponsor Loan of $35 thousand that was outstanding as of December 31, 2023 was fully repaid upon the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding the financial position of New GCT upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Any net cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New GCT following the completion of the Business Combination.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Concord III and GCT have not had any historical relationship before discussing the Business Combination. Concord III and GCT continue to have no relationship that would require any pro forma adjustments to eliminate activities between the companies.

The following summarizes the shares of New GCT Common Stock issued and outstanding immediately after the Business Combination on an issued and outstanding basis:

Shares
Former GCT Investors Shares	30,499,322
PIPE Investors Shares	4,529,967
Sponsor Shares	3,433,892
CVT Investors Shares	2,004,535
NRA Shares	1,781,626
Company Insider Incentive Shares	1,399,107
Concord III Common Stock Shares	174,522
BOD Shares	90,000
Total outstanding shares of New GCT Common Stock at the Closing	43,912,971

The share amounts included in the table do not include the potentially dilutive shares outstanding of New GCT that are outstanding or may become exercisable for the shares of New GCT Common Stock:

Shares
Earnout Shares	20,000,000
Concord III Public Warrants	17,250,000
Sponsor Warrants	4,492,650
Company Insider Incentive Warrants	2,087,350
Sponsor Earnout Shares	1,920,375
GCT Outstanding Options	2,386,608
GCT Warrants	1,718,191
RSUs of New GCT	392,135
Total potentially dilutive shares of New GCT Common Stock at the Closing	50,247,309

Expected Accounting Treatment for the Business Combination

The Business Combination will be accounted as a reverse recapitalization in accordance with GAAP because GCT has been determined to be the accounting acquirer under all redemption scenarios presented. Under this method of accounting, Concord III, which is the legal acquirer, will be treated as the accounting acquiree for financial reporting purposes, and GCT, which is the legal acquiree, will be treated as the accounting acquirer under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Accordingly, the consolidated assets, liabilities, and results of operations of GCT will become the historical financial statements of New GCT, and Concord III’s assets, liabilities, and results operations will be consolidated with GCT’s beginning on the Closing Date. For accounting purposes, the financial statements of New GCT will represent a continuation of the financial statements of GCT, with the Business Combination being treated as the equivalent of GCT issuing stock for the net assets of Concord III, accompanied by a recapitalization. The net assets of Concord III will be stated at historical costs, and no goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be presented as those of GCT in future reports of New GCT. New GCT becomes the new reporting entity.

GCT was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	GCT stockholders comprise a relative majority, or 73.0%, of the voting power of New GCT;

•	GCT stockholders have the ability to nominate a majority of the members of the board of directors of New GCT;

•	GCT’s operations prior to the acquisition will comprise the only ongoing operations of New GCT;

•	GCT’s senior management comprises the senior management of New GCT;

•	New GCT assumes the GCT Semiconductor name;

•	The ongoing operations of GCT will become the operations of New GCT;

•	GCT’s headquarters will become New GCT’s headquarters; and

•	Concord III does not meet the definition of a business.

Earnout Shares and Sponsor Earnout Shares

The Earnout Shares granted to certain GCT stockholders are recognized at fair value upon the Closing and classified within stockholders’ deficit as the Earnout Shares are indexed to New GCT Common Stock and are otherwise not precluded from equity classification based on their settlement provisions. The Earnout Shares will vest based on achieving the GCT Earnout Targets, which is based on the dollar VWAP of New GCT Common Stock or upon the equivalent per share consideration received as part of a Change in Control transaction. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the GCT Earnout Shares will be treated as a deemed dividend. Since New GCT does not have retained earnings, the issuance of the GCT Earnout Shares at the Closing is recorded within additional paid-in capital and have a net nil impact on stockholders’ deficit.

New GCT has determined the fair value of the GCT Earnout Shares to be approximately $108.8 million based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility.

The Sponsor Earnout Shares became subject to vesting conditions as of the Closing and will vest in three tranches upon the occurrence of the First Level Sponsor Earnout Target, Second Level Earnout Target, and Third Level Earnout Target. If any of the vesting triggering events are not achieved within the Sponsor Earnout Period, the Sponsor Earnout Shares will be forfeited.

The Sponsor Earnout Shares are recognized at fair value upon the Closing and classified within stockholders’ deficit as the Sponsor Earnout Shares are indexed to the New GCT Common Stock and are otherwise not precluded from equity classification based on their settlement provisions. The Business Combination is accounted for as a reverse recapitalization, and the issuance of the Sponsor Earnout Shares is treated as a deemed dividend. Since New GCT does not have retained earnings, the issuance of the Sponsor Earnout Shares at the Closing is recorded within additional paid-in capital and has a net nil impact on stockholders’ deficit.

New GCT has determined the fair value of the Sponsor Earnout Shares to be approximately $10.4 million based on a valuation using a Monte Carlo simulation with key inputs that are similar to those used for the Earnout Shares.

Public Warrants and Private Placement Warrants

Concord III has historically accounted for the Public Warrants and Private Placement Warrants as liability-classified financial instruments. This conclusion is based on the applicable provisions of the Public Warrants and Private Placement Warrants, including their settlement terms upon a change in control or similar transactions that precluded equity classification. After the Closing, the Public Warrants and Private Placement Warrants remained liability-classified as the applicable provisions did not change and apply to future operations of New GCT.

NRA Shares

The issuance of the NRA shares is treated as an equity transaction with the Sponsor, or a deemed contribution, and non-redeeming investors of Concord III, or a deemed distribution. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the NRA Shares because there is no net impact on stockholders’ deficit on a pro forma combined basis.

Company Insider Incentive Shares

The Company Insider Incentive Shares were issued upon the Closing and allocated by GCT to the Company Insider Recipients. Consistent with the conclusion for the PIPE Investors Shares and CVT Investors Shares, the Company Insider Incentive Shares are concluded to be equity classified.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2023

(in thousands)

	Concord III (Historical)	GCT (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$16	$258	$(16)	A	$28,262
	—	—	42,423	B	—
	—	—	30,215	C	—
	—	—	16,290	CC	—
	—	—	(8,885)	D	—
	—	—	(8,431)	DD	—
	—	—	(40,777)	EE	—
	—	—	(2,831)	K	—
Accounts receivable, net	—	4,920	—		4,920
Inventory	—	1,486	—		1,486
Contract assets	—	3,439	—		3,439
Expense reimbursement receivable from GCT	296	—	(296)	J	—
Prepaid expenses and other assets	7	2,906	—		2,913
Total current assets	319	13,009	27,692		41,020
Property and equipment, net	—	772	—		772
Operating lease right-of-use assets	—	1,521	—		1,521
Marketable securities and cash held in Trust Account	42,407	—	16	A	—
	—	—	(42,423)	B	—
Intangibles, net	—	245	—		245
Other assets	—	881	—		881
Total assets	$42,726	$16,428	$(14,715)		$44,439
Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Possible Redemption, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$—	$17,814	$—		$17,814
Due to related party	101	—	(101)	DD	—
Accrued legal expenses	1,243	—	(1,243)	DD	—
Accrued capital market advisory expenses	2,500	—	(2,500)	DD	—
Contract liabilities	—	48	—		48
Accrued and other current liabilities	275	23,956	(275)	DD	23,660
	—	—	(296)	J	—
Excise tax payable	3,184	—	—		3,184
Borrowings	—	44,509	(2,831)	K	41,678
Convertible promissory notes, current	—	27,794	(27,794)	F	5,000
	—	—	5,000	CC	—
Operating lease liabilities, current	—	680	—		680
Finance lease liabilities, current	—	—	—		—
Total current liabilities	7,303	114,801	(30,040)		92,064
Convertible promissory notes, net of current	—	6,239	(6,239)	F	—
Net defined benefit liabilities	—	7,689	—		7,689
Long-term operating lease liabilities	—	850	—		850
Warrant liability	2,383	—	—		2,383
Promissory note - related party	35	—	(35)	DD	—
Income tax payable	—	2,178	—		2,178
Other liabilities	—	108	—		108
Deferred underwriters' discount	5,084	—	(4,661)	DD	423
Total liabilities	14,805	131,865	(40,975)		105,695

Common stock subject to redemption (Concord III)	42,412	—	(42,412)	E	—
Stockholders' Equity (Deficit):
Preferred stock (Concord III)	—	—	—		—
New GCT common stock	—	—	1	C	4
	—	—	3	G	—
Common stock (GCT)	—	129	(129)	G	—
Class A Common Stock (Concord III)	1	—	(1)	G	—
Class B Common Stock (Concord III)	—	—	—		—
Additional paid-in capital	—	435,626	(8,885)	D	489,932
	—	—	42,412	E	—
	—	—	(40,777)	EE	—
	—	—	30,214	C	—
	—	—	11,290	CC	—
	—	—	34,033	F	—
	—	—	127	G	—
	—	—	(14,108)	H	—
	—	—	10,428	I	—
	—	—	(10,428)	I	—
	—	—	108,800	II	—
	—	—	(108,800)	II	—
Accumulated other comprehensive loss	—	(1,538)	—		(1,538)
Accumulated deficit	(14,492)	(549,654)	384	DD	(549,654)
	—	—	14,108	H	—
Total stockholder's equity (deficit)	(14,491)	(115,437)	68,672		(61,256)
Total Liabilities and stockholders' deficit	42,726	$16,428	$(14,715)		$44,439

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023

(in thousands, except share and per share amounts)

	Concord III (Historical)	GCT (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Net revenues:
Product	$—	$10,968	$—		$10,968
Service	—	5,060	—		5,060
Total net revenues	—	16,028	—		16,028
Cost of net revenues:
Product	—	7,343	—		7,343
Service	—	1,951	—		1,951
Total cost of net revenues	—	9,294	—		9,294
Gross profit	—	6,734	—		6,734
Operating expenses:
Research and development	—	10,712	—		10,712
Sales and marketing	—	3,188	—		3,188
General and administrative	—	7,392	913	L	8,688
	—	—	383	Q	—
Formation and operating costs	4,868	—	—		4,868
Total operating expenses	4,868	21,292	1,296		27,456
Loss from operations	(4,868)	(14,558)	(1,296)		(20,722)
Other income (expense), net:
Interest income	—	8	—		8
Interest expense	—	(6,246)	3,572	M	(2,674)
Other income (expense), net	—	(1,132)	1,413	N	281
Income from operating Bank Account	4	—	—		4
Income from investments held in trust account	6,795	—	(6,795)	O	—
Recovery of offering costs attribute to warrant liability	373	—	(373)	R	—
Change in fair value of warrant liability and sponsor loans	(2,914)	—	2,343	P	(571)
Total other income (expense), net	4,258	(7,370)	160		(2,952)
Income (loss) before provision for income taxes	(610)	(21,928)	(1,136)		(23,674)
Provision for income taxes	(1,386)	(541)	1,386	O	(541)
Net loss attributable to common shareholders	$(1,996)	$(22,469)	$250		$(24,215)
Share and Net Loss Per Share Information:
Weighted average shares outstanding of New GCT Common Stock - basic and diluted	—	—	—		43,912,971
Basic and diluted net loss per share - New GCT Common Stock	—	—	—		$(0.55)
Weighted average number of shares outstanding (GCT)	—	128,459,102	—		—
Basic and diluted net loss per share (GCT)	—	$(0.17)	—		—
Basic and diluted weighted average shares outstanding of Concord III	22,999,778	—	—		—
Basic and diluted net loss per share of Concord III	$(0.09)	—	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP and for the pro forma condensed combined financial statements. Under this method of accounting, Concord III, the legal acquirer, is treated as the accounting acquiree for financial reporting purposes, and GCT, the legal acquiree, is treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X, as amended January 1, 2021. The historical financial information of Concord III and GCT is presented in accordance with GAAP.

In August 2020, the FASB issued Accounting Standards Update No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. This ASU also removes certain settlement conditions required for equity-linked contracts to qualify for the derivative scope exception, simplifying the diluted earnings per share calculation in certain areas. Concord III has adopted the new guidance in ASU 2020-06, effective on January 1, 2024, prior to the completion of the Business Combination. The unaudited pro forma condensed combined financial information reflects the adoption of ASU 2020-06.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the completion of the Business Combination and related transactions are based on currently available information and assumptions and methodologies that Concord III believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments described in the accompanying notes may materially differ from subsequent filings to be made by New GCT if additional information becomes available.

Concord III believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and consolidated financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New GCT. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and notes of Concord III and GCT referenced above. The below pro forma adjustments are tax effected for the periods presented.

2.	Transaction Accounting Adjustments

Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2023

(A)	Reflects the reclassification of cash and cash equivalents of $16 thousand to marketable securities and cash held in the Trust Account that would no longer have needed to be withdrawn for future income taxes payable.

(B)	Reflects the liquidation and reclassification of $42.4 million of marketable securities and cash held in the Trust Account to cash and cash equivalents, which became available to satisfy the investor redemption claims of $40.8 million included under adjustment (EE). The remaining amount is available for general use by New GCT.

(C)	Reflects the gross proceeds from the PIPE Financing of $30.2 million subsequent to December 31, 2023, and conversion upon the Business Combination into 4,529,967 shares of New GCT Common Stock, or the PIPE Investors Shares, at a conversion price of $6.67 per share.

(CC)	Reflects the gross proceeds from the CVT Financing of $16.3 million subsequent to December 31, 2023, and conversion upon the Business Combination into 2,004,535 shares of New GCT Common Stock, or the CVT Investors Shares, at a conversion price of $6.67. GCT received $2.0 million in CVT Financing prior to December 31, 2023, and the associated principal is reclassified under adjustment (F). Immediately following the Business Combination, one promissory note with a principal amount of $5.0 million remained outstanding and may be converted into the shares of New CGT prior to maturity.

(D)	Reflects the direct and incremental cash transaction costs incurred by GCT in connection with the Business Combination of approximately $8.9 million for underwriting, financial advisory, legal, accounting, and other fees. These transaction costs are recorded as a reduction to New GCT’s additional paid-in capital.

(DD)	Reflects the direct and incremental cash transaction costs incurred by Concord III of approximately $11.9 million, including $8.4 million paid upon the Closing and an additional $3.5 million for excise taxes and a portion of the underwriter fees payable subsequent to the Closing.

(E)	Reflects the reclassification of the remaining Concord III Class A Common Stock subject to possible redemption to permanent equity and immediate conversion of the remaining shares of Concord III Common Stock into shares of New GCT Common Stock on a one-to-one basis. Separate adjustment (EE) is then presented to reflect the final redemption.

(EE)	Reflects the actual redemptions of 3,766,839 shares of Concord III Class A Common Stock at $10.83 per share with an aggregate redemption amount of $40.8 million.

(F)	Reflects the conversion of the outstanding GCT convertible promissory notes into New GCT Common Stock upon the Business Combination closing.

(G)	Reflects the conversion of CGT common stock into shares of New GCT Common Stock and a true-up to reflect the par value per share of New GCT Common Stock.

(H)	Reflects the elimination of Concord III’s historical accumulated deficit of $14.1 million.

(I)	Reflects the fair value of the Sponsor Earnout shares as of the Business Combination date.

(II)	Reflects the fair value of the GCT Earnout shares as of as of the Business Combination date.

(J)	Reflects the settlement of the expense reimbursement receivable between GCT and Concord III that are part of the single economic entity subsequent to the Closing.

(K)	Reflects the repayment of term loans subsequent to December 31, 2023 and prior to the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December31, 2023

(L)	Reflects $0.9 million of stock-based compensation related to the equity-classified Founder Shares that vest upon performance-based vesting conditions upon the Closing.

(M)	Reflects the elimination of interest expense related to the GCT convertible promissory notes, assuming they are converted into the shares of New GCT Common Stock as of January 1, 2023.

(N)	Reflects the elimination of the change in fair value of GCT convertible promissory notes, assuming they are converted into the shares of New GCT Common Stock as of January 1, 2023.

(O)	Reflects the elimination of investment income related to the investments held in the Concord III Trust Account and the elimination of the Concord III provision for income taxes, assuming these funds are redeemed or become available for use by New GCT as of January 1, 2023.

(P)	Reflects the elimination of the change in fair value of the Sponsor Loans of $2.3 million assuming no Sponsor Loans were outstanding during 2023.

(Q)	Reflects the cumulative catch-up of $0.4 million related to stock-based compensation related to 392,135 RSUs of New GCT that become eligible to vest upon the Closing.

(R)	Reflects the elimination of recovery of offering costs that is no longer assumed if the Closing occurs as of January 1, 2023.

3.	Loss per Share

For the unaudited pro forma condensed combined statement of operations, the Business Combination is being reflected as if it had occurred as of January 1, 2023. The weighted average shares outstanding for the pro forma basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire year ended December 31, 2023.

In November 2023, Concord III and the Sponsor entered into non-redemption agreements with certain holders of Class A Common Stock in exchange for them agreeing not to redeem their shares of Class A Common Stock, and the Sponsor and the holders of Class B Common Stock converted an aggregate of 8,624,999 shares of Class B Common Stock to shares of A Common Stock in accordance with the Existing Certificate of Incorporation (the “Class B Conversion”). Following the Class B Conversion, there was one share of Class B Common Stock outstanding, which is held by the Sponsor. Basic and diluted earnings for each class of Concord III shares are the same and are presented on a combined basis.

The unaudited pro forma condensed combined financial information has been prepared assuming the four redemption scenarios for the year ended December 31, 2023 (in thousands, except share and per share amounts):

Year Ended December 31, 2023
Pro forma net loss	$(24,215)
Basic weighted average shares outstanding	43,912,971
Pro forma net loss per share, basic and diluted	$(0.55)

Weighted average shares outstanding, basic and diluted
Former GCT Investors Shares	30,499,322
PIPE Investors Shares	4,529,967
Sponsor Shares	3,433,892
CVT Investors Shares	2,004,535
NRA Shares	1,781,626
Company Insider Incentive Shares	1,399,107
Concord III Common Stock Shares	174,522
BOD Shares	90,000
Total weighted average shares outstanding, basic and diluted	43,912,971

The following outstanding shares of New GCT Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share for the scenarios presented because including them would have had an anti-dilutive effect for the year ended December 31, 2023:

Earnout Shares	20,000,000
Concord III Public Warrants	17,250,000
Sponsor Warrants	4,492,650
Company Insider Incentive Warrants	2,087,350
Sponsor Earnout Shares	1,920,375
GCT Outstanding Options	2,386,608
GCT Warrants	1,718,191
RSUs of New GCT	392,135
Total	50,247,309

4.	Earnout Shares and Sponsor Earnout Shares

The Earnout Shares and Sponsor Earnout Shares are recognized at fair value upon the Closing and recorded within the stockholders’ deficit.

The Earnout Shares are contingently issuable if the price of the New GCT Common Stock exceeds certain thresholds or upon certain strategic events. The estimated fair value of the Earnout Shares as of the Closing Date is $108.8 million. The estimated fair value of the Sponsor Earnout Shares as of the Closing Date is $10.4 million.

The estimated fair value of the Earnout Shares and Sponsor Earnout Shares was determined by using a Monte Carlo simulation valuation model using a distribution of potential stock price outcomes on a daily basis over the applicable contingently issuable period. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: The March 26, 2024 price of $6.58 per share of Concord III Class A Common Stock was utilized.

Expected volatility: The expected volatility of 75.0% was calculated based on the leverage adjusted third- quartile asset volatility, calculated using a set of Guideline Public Companies (“GPCs”). The GPCs’ range of asset volatility was 29.3% to 123.5%. The equity volatility (standard deviation) was estimated based on an analysis of the historical and implied volatility for GPCs as of March 26, 2024. Volatility for the GPCs was calculated over a lookback period of 5 years, or the longest available data for GPCs whose trading history was shorter than 5 years, commensurate with the longest contractual term of the Earnout Shares and Sponsor Earnout Shares.

Risk-free interest rate: The risk-free interest rate of 4.13% was determined based on the term matched U.S. Constant Maturity treasury yields.

Expected dividend yield: The expected dividend yield is zero, as the pre-combination entities have never declared or paid cash dividends, and New GCT has no current plans to do so during the expected term.

The actual fair values of the Earnout Shares and Sponsor Earnout Shares are subject to change as additional information becomes available and additional analyses are performed, and such changes could be material.